SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	December 30, 2008

AMERICAN PATRIOT FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Tennessee	000-50771	20-0307691
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification Number)

3095 East Andrew Johnson Highway, Greeneville, Tennessee 37745
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:	(423) 636-1555

N/A
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 30, 2008, American Patriot Financial Group, Inc. (the “Company”) entered into a Promissory Note and Commercial Loan Agreement with Jefferson Federal Bank (the “Lender” and together with the Company, the “Parties”) whereby the Company borrowed $1,000,000 from the Lender (the “Loan”) secured by all of the outstanding shares of common stock of American Patriot Bank, pursuant to a Commercial Security Agreement entered into by the Parties concurrently with the Loan.

The Loan contemplates a multiple advance draw loan, with the principal balance not to exceed $1,000,000.  Interest will accrue on the Loan at the rate of 6.000% per year, with payment required upon demand, but if no demand is made, then payment must be made in quarterly payments of accrued interest calculated on the amount outstanding beginning on March 30, 2009 and principal due on December 31, 2009.  The Company may prepay the Loan at any time by paying all principal, interest, escrow, late fees, and all other amounts due in full.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

 The information set forth in Item 1.01 above is incorporated by reference as if fully set forth herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PATRIOT FINANCIAL GROUP, INC.

Dated:	January 2, 2009	By:	/s/ Jerry A. Simmerly
Name:	Jerry A. Simmerly
Title:	President and Chief Executive Officer